                                  SCHEDULE 14A

                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No. 1)

Filed by the Registrant                       [X]
Filed by a Party other than the Registrant    [ ]
Check the appropriate box:
    [ ]  Preliminary Proxy Statement
    [ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    [X]  Definitive Proxy Statement
    [ ]  Definitive Additional Materials
    [ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                   HEARx Ltd.
- - -------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


- - -------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

    [ ]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or
         14a-6(i)(2) or Item 22(a)(2) of Schedule 14A.
    [ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
    [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.
    [X]  Fee paid previously with preliminary materials.

    [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or Schedule and the date of its filing.

                                   HEARx LTD.
                                471 Spencer Drive
                         West Palm Beach, Florida 33409

                                    NOTICE OF

                         ANNUAL MEETING OF STOCKHOLDERS

                           To be held on June 16, 1995

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of HEARx Ltd., a Delaware corporation ("Company"), will be held at the HEARx Center, 9960 N. Central Park Boulevard, Third Floor, Boca Raton, Florida 33428, on Friday,
June 16, 1995, at 2:00 P.M., Eastern Time, to consider and act upon:

    1. The election of four directors of the Company, each to hold office until the next Annual Meeting of Stockholders and thereafter until his successor is duly elected and qualified, or as otherwise provided by the By-Laws or statute;

    2. The proposal to amend the Restated Certificate of Incorporation of the Company to increase to 100,000,000 the number of shares of Common Stock, par value $.10 per share, which the Company may issue;

    3.   The adoption of the HEARx Ltd. 1995 Flexible Stock Plan;

    4. The ratification of the selection of BDO Seidman as the Company's independent public accountants for its fiscal year ending December 29, 1995; and

    5. The transaction of such other business as may properly come before the meeting.

The close of business on May 12, 1995, has been fixed as the record date for the determination of stockholders who are entitled to notice of, and to vote at, the meeting. The voting rights of the stockholders are described in the Proxy Statement.

                                      By order of the Board of Directors,

                                      David W. Forman
                                      Secretary

May 12, 1995

PLEASE SPECIFY YOUR CHOICES, SIGN, DATE AND RETURN YOUR PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING SO THAT YOUR SHARES WILL BE REPRESENTED AT THE MEETING.

                                   HEARx LTD.
                                471 Spencer Drive
                         West Palm Beach, Florida 33409

                                 PROXY STATEMENT
                                       for
                         ANNUAL MEETING OF STOCKHOLDERS

                           To be held on June 16, 1995


    This Proxy Statement, with the accompanying proxy card, is being mailed or given to stockholders commencing on or about May 15, 1995, in connection with the solicitation of proxies by the Board of Directors of HEARx Ltd. ("Company") to be used at the Annual Meeting of Stockholders of the Company to be held at the HEARx Center, 9960 N. Central Park Boulevard, Third Floor, Boca Raton, Florida, on Friday, June 16, 1995, at 2:00 P.M. eastern time and at any adjournment or adjournments thereof.


Proxy Procedure

    If the enclosed proxy card is properly executed and returned prior to the meeting, the shares represented thereby will be voted in accordance with the stockholder's directions or, if no directions are indicated, the shares will be voted in accordance with the recommendations of the Board of Directors as specified in this Proxy Statement. The Board of Directors does not know of any other business to be brought before the meeting, but it is intended that, as to any such other business, a vote may be cast pursuant to the proxy in accordance with the judgment of the person or persons acting thereunder. Any stockholder executing a proxy may revoke that proxy at any time prior to the voting thereof either by delivering written notice to the Secretary of the Company or by voting in person at the meeting.


Proxy Solicitation

    All costs of the solicitation of proxies will be borne by the Company. In addition to the solicitation of proxies by the use of the mails, the Company may utilize the services of some of the officers and regular employees of the Company (who will receive no compensation therefor in addition to their regular salaries) to solicit proxies personally and by telephone. The Company will request banks, brokers, custodians, nominees and fiduciaries to forward copies of the proxy solicitation materials to beneficial owners of shares held of record and to request authority for the execution of proxies. The Company will reimburse such persons or entities for their expenses in so doing.


Voting at Meeting

    Holders of record of shares of Senior Preferred Stock, Series A, B, D and G, par value $1.00 per share ("Senior A, B, D and G Preferred," respectively), Series C Preferred Stock, par value $1.00 per share ("Series C Preferred"), 1994 Convertible Preferred Stock, par value $1.00 per share ("1994 Preferred") and Common Stock, par value $.10 per share ("Common Stock"), as of the close of business on May 12, 1995, are entitled to notice of, and to vote at, the meeting. As of that date the holders of the above-mentioned shares of capital stock were entitled to a total of 56,466,602 votes, consisting of 3,000,000 votes for the Senior A Preferred, 2,250,000 votes for the Senior B Preferred,

1,492,600 votes each for the Senior D and G Preferred, 1,040,000 votes for the Series C Preferred, 5,000,000 votes for the 1994 Preferred and 42,191,402 votes for the Common Stock (the Senior A, B, D and G Preferred, the Series C Preferred, the 1994 Preferred and the Common Stock together being called the "Capital Stock"). See "Security Ownership of Certain Beneficial Owners and Management" herein. The holders of a majority of all shares of Capital Stock issued and outstanding will constitute a quorum at the meeting. They will vote as a single class on the matters to be brought before the meeting and the affirmative vote of the holders of a majority of the shares of Capital Stock represented in person or by proxy at the meeting is required to approve each matter presented to the meeting.

    Under Section 216 of the Delaware General Corporation Law, any stockholder who abstains from voting on any particular matter described herein will be counted for purposes of determining a quorum. Shares of Capital Stock represented by proxies which are marked "withhold authority" with respect to the election of one or more nominees for director and abstentions with respect to the other proposals have the same effect as if the shares represented thereby were voted against such nominee or nominees and against such other matters, respectively. Broker non-votes will be treated as not represented at the meeting as to any matter for which a non-vote is indicated on the broker's proxy.

    The Company's principal executive offices are located at 471 Spencer Drive, West Palm Beach, Florida 33409.

                              ELECTION OF DIRECTORS
                                 Proposal No. 1

    Four directors of the Company are to be elected at the meeting, each to hold office until the next Annual Meeting of Stockholders and until his successor is elected and qualified, or as otherwise provided by the Company's By-Laws or by statute.

    The Board of Directors has nominated the four persons hereinafter named for election as directors, all of whom are presently serving as such. It is intended that the shares represented by the enclosed proxy will be voted for the election of these four nominees (unless such authority is withheld by a stockholder). In the event that any of the nominees should become unable or unwilling to serve as a director (which is not anticipated), it is intended that the proxy will be voted for the election of such person or persons, if any, as shall be designated by the Board of Directors.

    The nominees for election as directors are:

                                   Director                 Position with
     Names and Ages                  Since                   the Company
- - -------------------------  -------------------------  -------------------------

Paul A. Brown, M.D.                   1986            Chairman of the Board and
  (57)                                                Chief Executive Officer

Thomas W. Archibald                   1993            Director
  (57)

Fred N. Gerard, Esq.                  1986            Director
  (65)

David J. McLachlan                    1986            Director
  (56)


    Paul A. Brown, M.D., holds a B.A. from Harvard College and an M.D. from Tufts University School of Medicine. From 1970 to 1984, Dr. Brown was Chairman of the Board of MetPath Inc., a New Jersey-based corporation offering a full range of clinical laboratory services to physicians and hospitals, which he founded in 1967 while a resident in pathology at Columbia Presbyterian Medical Center in New York City. MetPath developed into the largest clinical lab in the word with over 3,000 employees and was listed on the American Stock Exchange prior to being sold to Corning Glass Works in 1982 for $140 million. Dr. Brown is currently Vice-Chairman of the Board of Overseers of Tufts University School of Medicine as well as an emeritus member of the Board of Trustees of Tufts University, a member of the Visiting Committee of the Boston University School of Medicine and a part-time lecturer in pathology at Columbia University College of Physicians and Surgeons.

    Thomas W. Archibald attended the London School of Economics and received a B.A. degree in economics from Denison University and a Juris Doctor degree from the Ohio State University Law School. He recently retired from The Bank of New York where he served as Executive Vice President of the Personal Trust Sector. He had held that position at Irving Trust Company when it merged with The Bank of New York in 1988. Mr. Archibald is also a Director of Group Health Incorporated, the only not-for-profit health insurance carrier chartered to operate throughout New York State.

    Fred N. Gerard holds an A.B. Degree from the City University of New York and an LL.B. Degree from Columbia Law School. He has been counsel since November 1992 to Bryan Cave in that firm's Phoenix office. Previously during 1991 and 1992, he was with the law firms of Scult, Lazarus, French, Zwillinger and Smock; and Gallagher & Kennedy, Phoenix, Arizona. Previously for more than five years, he was a partner in the New York office of the law firm of Seyfarth, Shaw, Fairweather & Geraldson, New York, New York. He is also a director of Bowmar Instrument Company.

    David J. McLachlan holds an A.B. Degree in engineering from Harvard College and an M.B.A. Degree from Harvard Graduate School of Business Administration. He has been the Senior Vice President-Finance of Genzyme Company since December 1989. Prior to that he was the Vice-President, Treasurer and Chief Financial Officers of Adams-Russell Co., Inc., which owned and operated CATV systems and Adams-Russell Electronics, Inc., which was a defense electronics manufacturer. He is also a director of IG Laboratories, Inc.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ELECTION OF ALL THE ABOVE-NAMED NOMINEES AS DIRECTORS OF THE COMPANY.


Directors' Compensation, Meeting Attendance and Committees

    The Board of Directors received no cash compensation during the fiscal year ended December 30, 1994 and will not receive any such compensation during the current fiscal year. The Company does reimburse out-of-pocket expenses for attendance at meetings.

    Each non-management director (i.e., Messrs. Archibald, Gerard and McLachlan) received on November 7, 1994, pursuant to the Company's stockholder approved Non-Qualified Stock Option Plan for Non-Employee Directors, an option to acquire 15,000 shares of Common Stock at a price of $.34 per share (the then fair market value of such shares). These options are for a period of ten years and vested immediately. Under that Plan each non-employee director elected at the 1995 Annual Meeting will be entitled to options for 15,000 shares at their then fair value. There were four meetings of the Board of Directors during the fiscal year ended December 30, 1994, and each director attended at least three of them. The Board of Directors has no committees.


Compliance with Section 16(a) of the Securities Exchange Act of 1934

    Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers and persons who own beneficially more than ten percent of any class of equity security of the Company to file with the Securities and Exchange Commission initial reports of such ownership and reports of changes in such ownership. Officers, directors and such beneficial owners are required by Securities and Exchange Commission regulation to furnish the Company with copies of all Section 16(a) forms they file.

    To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 30, 1994, all
Section 16(a) filing requirements applicable to its officers, directors and greater than ten-percent beneficial owners were complied with, except that two reports, relating to two transactions covering the sale of 20,000 shares each, were filed late by Paul A. Brown.


Executive Compensation

    The following table sets forth the annual and long-term compensation for services rendered in all capacities to the Company and its subsidiaries during the 1994, 1993 and 1992 fiscal years, of those persons who were at fiscal year-end 1994 (i) the chief executive officer and (ii) the other most highly compensated executive officer whose salary and bonus exceeded $100,000 (both persons are hereafter referred to as the "Named Executive Officers"):

===============================================================================
                           SUMMARY COMPENSATION TABLE
===============================================================================
                                                         Options/    All Other
Name and                          Year   Salary   Bonus    SARs    Compensation
Principal Position                         ($)     ($)   (#) <F1>       ($)
- - --------------------------------  ----  --------  -----  --------  ------------

Paul A. Brown, M.D. <F2>          1994     -0-     -0-      -0-         -0-
  Chairman and Chief Executive    1993     -0-     -0-    100,000       -0-
  Officer                         1992     -0-     -0-      -0-         -0-

Stephen J. Hansbrough             1994  $100,000   -0-    700,000       -0-
  President and Chief             1993     N/A
  Operating Officer               1992     N/A

- - -------------------------------------------------------------------------------

<F1>     The Company did not award any SARs during the three fiscal years.
<F2>     Dr. Brown is entitled to receive compensation at the rate of $100,000 per annum, but he has waived payment of such compensation until the Company has had two successive fiscal quarters of profitability.

===============================================================================

Option Grants In Last Fiscal Year

    The following table sets forth information with respect to the grants of options to the Named Executive Officers to purchase Common Stock during fiscal year ended December 30, 1994:

==================================================================================================
                                  OPTION GRANTS IN LAST FISCAL YEAR
==================================================================================================

                                     Individual Grants               Potential Realizable Value at
                                                                        Assumed Annual Rates of
                                                                       Stock Price Appreciation
                                                                             For Option Term
                       --------------------------------------------  -----------------------------

Name                   Options    Percent of   Exercise  Expiration       5%            10%
                         SARs   Total Options    Price      Date
                       Granted    Granted to
                         (#)      Employees
                         <F1>     in Fiscal
                                     Year
- - ---------------------  -------  -------------  --------  ----------  -------------  -------------

Paul A. Brown, M.D.      -0-         N/A          ---        ---          ---            ---

Stephen J. Hansbrough  100,000       40%       $.40625     4/1/04      $ 42,656        $ 44,687
                       600,000                 $.20        7/7/04      $126,000        $132,000

- - -------------------------------------------------------------------------------------------------

<F1>     The Company did not award any SARs during the fiscal year.

=================================================================================================

Option Exercises and Aggregated Fiscal Year End Option Values

    The following table sets forth information with respect to stock option exercises, unexpired options to purchase shares of the Company's Common Stock and the value of such unexercised options granted in fiscal years prior to 1994 and held by the Named Executive Officers as of the end of fiscal 1994:

==========================================================================================================
                        OPTION EXERCISE AND AGGREGATED FISCAL YEAR-END OPTION VALUES
==========================================================================================================
                           Shares Acquired   Value      Number of Unexercised      Value of Unexercised
                             on Exercise    Realized          Options at                In-the-Money
                                  (#)         ($)          Fiscal Year-End               Options at
                                                                  (#)                 Fiscal Year-End
Name & Principal Position                                                                   ($)
- - -------------------------  ---------------  --------  -------------------------  -------------------------
                                                      Exercisable/Unexercisable  Exercisable/Unexercisable
                                                      -------------------------  -------------------------

Paul A. Brown, M.D.               -0-          -0-             100,000/-0-                -0-/-0-
  Chairman and Chief
  Executive Officer

Stephen J. Hansbrough             -0-          -0-             62,500/887,500         $9,609/$347,908
  President and Chief
  Operating Officer

==========================================================================================================


Report of the Board of Directors on Compensation

    Compensation decisions are made by the full Board of Directors. In addition to base salary, compensation for the Company's executive officers may include bonuses, stock options pursuant to the Company's stock option plan and otherwise and stock grants pursuant to the Company's stock bonus plan. It is the intention of the Board of Directors to use salary and bonuses as compensation for current and past performance, while using stock options and restricted stock grants to provide incentives for superior long-term performance.

    The Board of Directors does not use any formulae or other objective criteria to establish compensation for its executive officers. Instead, the decisions are based on subjective performance evaluations and, with respect to executive officers other than Dr. Brown, the Company's Chief Executive Officer, the salary and bonus recommendations of Dr. Brown. In light of the Company's financial position, Dr. Brown determined to waive payment of any cash compensation to him until the Company can achieve two successive quarters of profitability. Based on advice from the Company's former independent auditors to remedy an unintended adverse financial consequence to the Company of Dr. Brown's salary waiver, the Company granted Dr. Brown an option in fiscal 1993 to purchase 100,000 shares of the Company's Common Stock at a purchase price of $2.00 per share. No options were granted to Dr. Brown in fiscal 1994.

                                  BOARD OF DIRECTORS
                                  Paul A. Brown, M.D., Chairman
                                  Thomas W. Archibald
                                  Fred N. Gerard, Esq.
                                  David J. McLachlan


Compensation Committee Interlocks and Insider Participation

    Dr. Brown is the Chairman of the Board of Directors and the Company's Chief Executive Officer. The other members of the Board of Directors are not employees or former employees of the Company.

    Mr. Gerard is, and during fiscal 1994 was, associated with the law firm of Bryan Cave. The Company retained Bryan Cave as legal counsel in 1994 and intends to retain that firm in 1995.

Common Stock Performance

    As part of the executive compensation information presented in this Proxy Statement, the Securities and Exchange Commission requires a five-year comparison of stock performance for the Company with stock performance of other companies. The closing price of the Common Stock at December 30, 1994, was $.685 per share. The Common Stock is traded on the over-the-counter market with prices being reported by the National Association of Securities Dealers, Inc., OTC Bulletin Board Service ("NASDBB"). The following chart depicts a comparison of five-year cumulative total returns for each of the Company, the NASDAQ Stock Market - US and the NASDAQ Non-Financial Index.

                               [PERFORMANCE GRAPH]

                                         Cumulative Total Return
                         ------------------------------------------------------
                         09/89   09/90   09/91   09/92   09/93   12/93   12/94
                         ------  ------  ------  ------  ------  ------  ------

HEARx Ltd.                 100     100     200     260     190     200     220
NASDAQ Stock Market-US     100      74     117     131     172     174     170
NASDAQ Non-Financial       100      79     124     131     171     175     168



Certain Relationships and Related Transactions

    Relationship with Minnesota Mining and Manufacturing Company. Pursuant to the Stock Purchase Agreement dated as of October 31, 1991 ("Stock Purchase Agreement"), by and between Minnesota Mining and Manufacturing Company ("3M") and the Company, 3M purchased from the Company 30,000 shares of the Company's Senior Preferred Stock, Series A, par value $1.00 per share ("Senior A Preferred") for $1,500,000 in cash. In connection with that purchase 3M received the right to acquire 22,500 shares of Senior Preferred Stock, Series B, par value $1.00 per share ("Senior B Preferred"), for an additional $1,500,000 in cash at any time on or before September 30, 1992.

    On May 15, 1992, 3M purchased the 22,500 shares of Senior B Preferred and paid the Company $1,500,000 in cash. In connection therewith, 3M received three options, each exercisable for approximately $1,000,000 in cash, to purchase (a) 14,926 shares of the Company's Senior Preferred Stock, Series D, par value $1.00 per share ("Senior D Preferred"), at a price of $67.00 per share, at any time on or before December 31, 1993, (b) 11,111 shares of the Company's Senior Preferred Stock, Series E, par value $1.00 per share
("Senior E Preferred"), at a price of $90.00 per share, at any time on or before December 31, 1993, and (c) 8,000 shares of the Company's Senior Preferred Stock, Series F, par value $1.00 per share ("Senior F Preferred"), at a price of $125.00 per share, at any time on or before April 30, 1997 (which last option shall expire if 3M's outstanding share of the equity of the Company falls below 10% of the outstanding equity on a fully converted basis). The arrangement with 3M provided that, unless the Company raised $1.5 million of additional equity capital prior to September 30, 1992, the per share option prices of the Senior D Preferred and the Senior E Preferred would be reduced to $50.00 per share from $67.00 and to $67.00 from $90.00, respectively.

    In January 1993, 3M and the Company entered into an agreement pursuant to which 3M waived the provisions for the reduction of the option prices in consideration for (a) the grant to 3M of an option to acquire shares of the Company's Senior Preferred Stock, Series G, par value $1.00 per share ("Senior G Preferred"), at a price of $1 million (the Senior G Preferred being convertible into Common Stock at the rate of $.80 per share) and (b) the extension of the expiration date of the option to acquire the Senior E Preferred to December 31, 1994. In June 1993, in order to induce 3M to exercise its options to acquire the Senior D and G Preferred, the number of shares of Senior Preferred to be received in each case was increased to 14,926, thereby effectively reducing the conversion price to $.67 per share of Common Stock. As a result, 3M exercised these options and acquired the Senior D and G Preferred for a total price of $2,000,000.

    During late 1993 and early 1994, 3M paid the Company $400,000 toward the exercise of a portion of the Company's Senior E Preferred. The Company expects to consummate the transaction in 1995 at the exercise price of $.85 per share.

    Under the Stock Purchase Agreement, the Company agreed not to seek capital from any person, other than financial investors or through a public offering, as opposed to persons having an interest in the hearing aid industry, without 3M's prior written approval. Paul A. Brown, M.D., the Chairman of the Board and Chief Executive Officer of the Company, agreed not to sell for five years any shares of Common Stock or securities convertible into or exchangeable for Common Stock, and thereafter, he will afford 3M (a) a right of first refusal to purchase all or any portion of such shares or securities and (b) the right to approve any potential purchaser, which approval is not to be unreasonably withheld. Dr. Brown's agreement does not apply to the sale in the open market or the transfer by gift of up to 5% of his security holdings (on a fully converted basis). 3M does not have any right to representation on the Board of Directors of the Company and does not participate in the decision-making meetings of senior management of the Company.

    Simultaneously with the execution of the Stock Purchase Agreement, 3M and the Company entered into a revised arrangement pursuant to which 3M appointed the Company as 3M's exclusive (with certain exceptions) distributor in southeastern Florida, Georgia and New York City for programmable hearing aids for a five-year period ending December 31, 1996, with an option for 3M to renew for an additional five years. The arrangement has since been revised to provide such exclusive rights only for the geographic area of southeastern Florida. The Company has certain minimum purchase obligations, and 3M and the Company have other rights and obligations of the type usually contained in agreements of this kind.

    In February 1991, the Company and 3M had originally entered into an arrangement pursuant to which, among other things, the Company marketed 3M's "Memory Mate"[TRADEMARK] brand hearing aids and certain other 3M hearing related products, on a non-exclusive basis. 3M furnished one of its "Master-Fit"[TRADEMARK] hearing aid fitting systems in each of the Company's retail locations (valued at $250,000), and 3M paid the Company a test marketing fee of $300,000. As a result, 3M has been granted the right to acquire for a nominal consideration 11,000 shares of Senior C Preferred.

    The Senior A through G Preferred are together referred to as the "Senior Preferred Stock." The shares of Senior Preferred Stock have 100 votes per share and, unless otherwise required by Delaware law, vote with the holders of shares of Preferred Stock and Common Stock as one class. The shares of Senior Preferred Stock have no right to dividends except pari passu with the Common

Stock based on the number of shares of Common Stock into which they are then convertible when, as and if a dividend is declared by the Board of Directors. The Senior Preferred Stock is senior to all shares of capital stock of the Company in the event of the liquidation, dissolution or winding up of the Company. The aggregate liquidation preference of the shares of Senior A, B, D, E (when 3M's option is fully exercised) and G Preferred is $6,550,000.

    Each share of Senior Preferred Stock is convertible into 100 shares of Common Stock. The shares of Senior Preferred Stock will be automatically converted into shares of Common Stock upon the listing of the shares of Common Stock on the American or New York Stock Exchange. The Company does not anticipate it will qualify for such listing in the next several years. The convertibility feature of the Senior Preferred Stock is entitled to certain anti-dilution protection. The shares of Senior Preferred Stock are not subject to either mandatory or optional redemption by the Company.

    Transactions with Paul A. Brown, M.D. During 1994, Paul A. Brown, M.D., the Chairman of the Board, Chief Executive Officer and the principal stockholder of the Company, made a $1,500,000 loan to the Company and converted two other loans ($125,000 and $50,000) made during 1993 into a new $1,675,000 note payable. This new note is due on April 1, 1997 with interest at prime plus 3% (9.25% as of December 30, 1994).

Security Ownership of Certain Beneficial Owners and Management

  Security Ownership of Certain Beneficial Owners

    The following table sets forth, as of March 31, 1995, the names of all persons known by the Company to be the beneficial owners of more than five percent of the Common Stock. On March 31, 1995, there were 42,191,402 shares of Common Stock issued and outstanding.

                                                     Amount and Nature  Percent
Title of              Name and Address of              of Beneficial       of
 Class                  Beneficial Owner                 Ownership       Class
- - --------  -----------------------------------------  -----------------  -------

Common    Hearing Health Services, Inc. <F1>            7,500,000 <F2>   15.09%
Stock     Business Development Capital
            Limited Partnership-III
          Abbingdon Venture Partners
            Limited Partnership
          Abbingdon Venture Partners
            Limited Partnership-II
          1018 West Ninth Avenue
          King of Prussia, PA  19406

Common    Minnesota Mining and                          9,335,200 <F3>    18.1%
Stock     Manufacturing Company ("3M")
          3M Center
          St. Paul, MN  55144

Common    Paul A. Brown, M.D.                          12,839,317 <F4>    29.6%
Stock     471 Spencer Drive
          West Palm Beach, FL 33409

- - ---------------

<F1>     The parties listed constitute a group within the meaning of
         Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, and jointly filed a Schedule 13D with the Securities and Exchange Commission on January 11, 1995.

<F2>     The Schedule 13D filed by the group reflects an aggregate beneficial ownership of 7,500,000 shares of Common Stock, consisting of the following: Hearing Health Service, Inc. ("HHS") beneficial ownership of 5,000,000 shares issuable upon exercise of warrants and conversion of 2,500 shares of 1994 Preferred; Business Development Capital Limited Partnership-III beneficial ownership of 648,000 shares issuable upon the conversion of 648 shares of 1994 Preferred; Abbingdon Venture Partners Limited Partnership-II beneficial ownership of 162,000 shares issuable upon the conversion of 162 shares of 1994 Preferred; and Abbingdon Venture Partners Limited Partnership ("Abbingdon") beneficial ownership of 1,690,000 shares issuable upon the conversion of 1,690 shares of 1994 Preferred plus beneficial ownership of the 5,000,000 shares issuable to HHS upon the conversion of 5,000 shares of 1994 Preferred. The Schedule 13D states that each member of the group has sole power to vote or direct the voting and sole power to dispose of or to direct the disposition of the shares beneficially owned by it except that Abbingdon has sole voting and dispositive power only with respect to 1,690,000 shares of Common Stock beneficially owned by it and shares such power with HHS with respect to the remaining 5,000,000 shares of Common Stock owned beneficially by HHS. Abbingdon is the holder of approximately 58% of the Common Stock of HHS. The percent of class stated above for this group assumes conversion of all 1994 Preferred and exercise by HHS of its warrants. The group members own 100% of the outstanding shares of 1994 Preferred.

<F3>     Assumes the conversion by 3M of all of its shares of Senior A, B, D and G Preferred, and all of its 11,000 shares of Senior C Preferred. Does not include shares of Senior E and F Preferred which 3M has the option to acquire. 3M owns or would own 100% of the outstanding shares of each of the Senior A, B, C, D and G Preferred Stock.

<F4>     Assumes the conversion of all 10,000 shares of Series C Preferred into
         1,040,000 shares of Common Stock, as well as 100,000 shares of Common Stock issuable upon the exercise of options granted to him by the Company. Dr. Brown owns 100% of the Series C Preferred.



Security Ownership of Management

    The following table sets forth, as of March 31, 1995, the number of shares of Common Stock owned beneficially by each director, each Named Executive Officer and by all directors and executive officers as a group.

                                            Amount and Nature of     Percent of
Name                                      Beneficial Ownership <F1>     Class
- - ----------------------------------------  -------------------------  ----------

Paul A. Brown, M.D.                            12,839,317 <F2>           29.6%

Stephen J. Hansbrough                             175,363 <F3>           <F8>

Fred N. Gerard, Esq.                              121,250 <F4>           <F8>

David J. McLachlan                                325,459 <F5>           <F8>

Thomas W. Archibald                               215,000 <F6>           <F8>

All directors and executive officers
  as a group (8 persons)                       13,995,754 <F7>           32%

- - ---------------

<F1>     The named individuals have both sole investment power and sole voting power with respect to all securities listed as beneficially owned by them.


<F2>     See footnote (4) to the preceding table.

<F3>     Includes 87,500 employee stock options which are currently exercisable
         (or exercisable within 60 days).

<F4>     Includes (i) 75,000 shares of Common Stock issuable upon the exercise of non-qualified options, all of which are currently exercisable, and
         (ii) 15,000 shares of Common Stock issuable upon the exercise of common stock purchase warrants, which warrants were purchased as part of a 1989 private placement.

<F5>     Includes (i) 75,000 shares of Common Stock issuable upon the exercise of non-qualified options, all of which are currently exercisable, and
         (ii) 15,000 shares of Common Stock issuable upon the exercise of Common Stock purchase warrants, which warrants were purchased as part of a 1989 private placement.

<F6>     Includes (i) 30,000 shares of Common Stock issuable upon the exercise of non-qualified options, all of which are currently exercisable, and
         (ii) 125,000 shares of Common Stock and 37,500 Warrants from the 1994 private placement.

<F7>     Includes 369,750 shares of Common Stock issuable upon the exercise of non-qualified options granted under the stockholder approved option plans for directors, officers and employees, all of which are currently exercisable or exercisable within 60 days and 100,000 shares of Common Stock issuable to Dr. Brown upon the exercise of an option granted to him by the Company.

<F8>     Does not exceed 1% of the class.


Executive Officers

    The following table sets forth certain information with respect to the executive officers of the Company. These officers have been elected to terms which will expire at the next annual meeting of the Board and until their successors are elected and qualified.

                            Officer
Name                   Age   Since                       Titles
- - ---------------------  ---  -------  ------------------------------------------

Paul A. Brown, M.D.    57    1986     Chairman of the Board and
                                      Chief Executive Officer

Stephen J. Hansbrough  48    1993     President and
                                      Chief Operating Officer

David W. Forman        53    1986     Vice President-Facilities
                                      Management and Secretary

Tommy E. Kee           46    1993     Vice President, Controller and
                                      Chief Accounting Officer

Donna L. Taylor        39    1993     Vice President Operations


    Biographical information relating to Dr. Brown follows the table listing nominees for election as directors.

    Stephen J. Hansbrough, President and Chief Operating Officer, joined the Company in December 1993. Mr. Hansbrough has an extensive background in the retail arena. He served as Chairman and Chief Executive Officer of Dart Drug Stores until 1988. Subsequently, he has been an independent consultant specializing in turn-around and start-up operations primarily in the retail field.

    David W. Forman, Vice President - Facilities Management and Secretary, holds a B.A. in Biology from the University of Ottawa. Prior to joining the Company in 1986, Mr. Forman served as the Vice President of Operations at SCI/MED where he directed product research, development, and production. From 1970 to 1985 he was employed by MetPath in various research development and production capacities including Director of Operations. Prior to 1979, Mr. Forman serviced in the United States Navy as a Medical Laboratory Technologist.

    Tommy E. Kee, Vice President and Chief Financial Officer, joined the Company in September 1993. He holds a B.S. degree in accounting from the University of Tennessee and an M.B.A. from Memphis State University. Prior to joining the Company, Mr. Kee owned an international consulting business and served as Chief Financial Officer for United Studios of America, Inc., from 1991 through 1993. From 1973 through 1991, he was the Corporate Financial Director for the International Division of Holiday Inns, Inc., where he founded the International Finance and Accounting Department and directed the financial and accounting activities for worldwide operations.

    Donna L. Taylor, Vice President - Operations, holds an M.A. in Audiology and joined the Company in July 1987. Ms. Taylor has an extensive background in establishing and developing Audiology and Hearing Aid Dispensing programs including a private ENT practice, both at Washington University Medical School in St. Louis from 1983 to 1985 and as an independent contractor.


               AMENDMENT TO RESTATED CERTIFICATE OF INCORPORATION
                  TO INCREASE AUTHORIZED SHARES OF COMMON STOCK

                                 Proposal No. 2

    Of the Company's 75,000,000 shares of authorized Common Stock, 42,191,402 shares were outstanding on March 31, 1995, and most of the remaining shares were reserved for issuance in connection with options, warrants and convertible securities currently outstanding.

    The Board of Directors has recommended an increase of the number of shares of Common Stock which the Company is authorized to issue, to be accomplished by an amendment to the Restated Certificate of Incorporation. The proposed amendment would increase the total number of shares of Common Stock which the Company is authorized to issue from 75,000,000 to 100,000,000 shares. The Company is also authorized to issue up to 2,000,000 shares of Preferred Stock, par value $1.00 per share. Shares of Senior A, B, D, and G Preferred and of the 1994 Convertible Preferred are outstanding (Senior E and F Preferred are authorized but unissued as are shares of Series C Preferred). The proposed amendment will not change the number of authorized shares of Preferred Stock.

    The Board of Directors believes it desirable to have these additional shares available primarily for acquisition purposes (although the Board has made no commitments for these shares) and for such other future issuance as the Board may deem advisable, such as future financings (including public offerings), stock options and employee benefit plans, without the necessity of future stockholder action.

    Except for issuances to satisfy obligations under outstanding options, warrants, conversion of the Senior Preferred and the Preferred Shares, the Board of Directors has no present plans or agreements, written or oral, with respect to the issuance of any shares of Preferred Stock or of Common Stock. The additional shares for which authorization is sought would be identical to the shares of Common Stock now authorized and outstanding. No stockholder will have any preemptive rights to purchase or subscribe for any shares of Common Stock that may be issued.

    Although the proposal to authorize additional shares of Common Stock is made for the reasons stated above, the newly authorized shares would be available for issuance by the Board of Directors without further stockholder approval in response to an actual or threatened takeover bid. The issuance of such shares could have the effect of diluting the stock ownership of persons seeking to obtain control of the Company and, therefore, the proposed amendment may have the effect of discouraging efforts to gain control of the Company in a manner not approved by the Board. The Board is not aware of any pending or threatened takeover bid for the Company, and the proposed amendment was not designed or intended by the Board to discourage takeover efforts. Because of the holdings of the Company's Common Stock and the rights of 3M described in this Proxy Statement, the Board regards any takeover bid as unlikely.

    Because the proposed amendment may discourage some takeover attempts, stockholders could be deprived of opportunities to sell their shares at an increased price that might result from a takeover attempt. On the other hand, because the proposed amendment would permit the Company to satisfy existing obligations and to have shares available for future financings and acquisitions, the Board believe that passage of such amendment would have a tendency to improve the overall market for the Common Stock.

    There are no provisions in the Restated Certificate of Incorporation or the By-Laws that may be viewed as having anti-takeover effects, the management has no intention of proposing any amendments to either with such effect.

    The full text of the resolution of the Board of Directors authorizing the proposed amendment, is as follows:

         "RESOLVED: That the Board of Directors proposes and declares advisable that Article 4 of the Restated Certificate of Incorporation of the Corporation be amended in its entirety, as set forth below, and that such amendment be submitted to the stockholders at the Annual Meeting to be held on June 16, 1995:

         "Article 4 is hereby amended in its entirety to read as follows:

             "4. The total number of shares of stock which the Corporation shall have authority to issue is one hundred two million (102,000,000), consisting of two million (2,000,000) shares of Preferred Stock of the par value of One Dollar ($1.00) per share and one hundred million (100,000,000) shares of Common Stock of the par value of Ten Cents ($.10) per share.

             "Authority is hereby expressly vested in the Board of Directors to adopt from time to time resolutions providing for the issuance of the authorized shares of Preferred Stock, which resolutions shall provide for the division of shares into classes and series and the designations thereof and shall fix any or all voting powers, preferences and relative, participating, optional or other rights, if any, or the qualifications, limitations or restrictions thereof, including provisions as may be desired for the redemption of such shares and/or the conversion of such shares into shares of any other class or series of stock. Such authority shall be deemed to include the power to specify the number of shares of any series and to increase or decrease the number of shares in a class or series previously determined by the Board of Directors or to change the designation of the shares of any class or series and to change the preferences and rights of the shares of Preferred Stock or any class or series thereof, providing that such increase, decrease or change shall not affect issued shares."

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK THAT ARE AUTHORIZED FOR ISSUANCE.

                    APPROVAL OF THE 1995 FLEXIBLE STOCK PLAN

                                 Proposal No. 3

General

    The Company's Board of Directors has adopted, subject to shareholder approval, the HEARx Ltd. 1995 Flexible Stock Plan ("1995 Plan") to aid the Company in attracting, retaining, motivating and rewarding management employees through the granting of various stock and stock-based awards.

    Set forth below is a description of the essential features of the 1995 Plan. This description is subject to and qualified in its entirety by the full text of the 1995 Plan which is attached to this Proxy Statement as Exhibit A.


Description of the 1995 Plan

    The 1995 Plan provides for benefits (collectively "Benefits") to be awarded to eligible participants in the form of stock options, stock appreciation rights, restricted stock, performance shares, and other stock-based awards.
Any award of a derivative security (i.e. an option or similar right) to a person who is subject to Section 16 of the Securities Exchange Act of 1934, as amended ("Exchange Act"), shall not be transferrable other than by will or the laws of descent and distribution or the provisions of a qualified domestic relations order.

    On and after the effective date of the 1995 Plan, the total number of shares ("Shares") of Common Stock which may be issued in connection with all possible Benefits under the Plan shall not exceed 2,500,000 Shares plus an automatic annual increase of 10% of the number of Shares subject to the Plan as of the prior year, beginning in fiscal 1996. If an option and/or stock appreciation right expires, terminates or is surrendered without having been fully exercised, or if Shares of restricted stock or Performance Shares are forfeited, the unpurchased Shares or forfeited Shares subject to the option, stock appreciation right or grant of restricted stock or performance Shares shall again be made available for purposes of the 1995 Plan to the fullest extent permitted under Rule 16b-3. The closing price of a Share as quoted on the NASD Bulletin Board on April 28, 1995 was $1.06.

    As of April 28, 1995, there were available under the Company's current stock option plan, options to acquire 96,700 Shares.


Administration and Beneficiaries of the 1995 Plan

    The 1995 Plan will be administered by a committee ("Committee"). The Committee will consist of two or more members of the Board who were not (during the one year prior to service as a member of the Committee or are not during such service) granted or awarded equity securities pursuant to the 1995 Plan or any other discretionary stock award plan of the Company. The members of the Committee are appointed by and serve at the pleasure of the Board, which may appoint members in substitution for members previously appointed to fill vacancies in the Committee.

    Benefits may be awarded to individuals selected by the Committee. In general, Benefits may be awarded only to employees of the Company and affiliated entities with which the Company or its affiliates have business relationships.

Amendment, Termination and Change in Control

    The Board of Directors may amend the 1995 Plan at any time, but stockholder approval is required if such amendment (i) would cause options which are intended to qualify as "incentive stock options" under the Internal Revenue Code (described below) to fail to so qualify, (ii) would cause the 1995 Plan to fail to meet the requirements of Rule 16b-3, or (iii) would violate applicable law.

    The 1995 Plan has no fixed termination date and shall continue in effect until terminated by the Board of Directors.

    In the event of a change of control (as defined below), of the Company, the Committee may provide such protection as it deems necessary to maintain a participant's rights. The Committee may, among other things: (i) provide for the acceleration of the exercise or realization of any Benefit; (ii) provide for purchase of a Benefit upon the Participant's request for an amount in cash equal to the amount which could have been attained upon the exercise or realization of the Benefit had it been currently exercisable or payable; (iii) make such adjustment to the Benefit as the Committee deems appropriate; and/or
(iv) cause the Benefits to be assumed by the surviving company. "Change in Control" means: the acquisition, after the Effective Date (anticipated to be June 16, 1995, if the 1995 Plan is approved by the stockholders at the Annual Meeting), without the approval of the Board of Directors, by any person, other than the Company and certain related entities, of more than 20% of the outstanding shares of Common Stock; the liquidation or dissolution of the Company following a sale or other disposition of substantially all of its assets; a merger or consolidation involving the Company in which the Company is not the surviving company; or a change in the majority of the members of the Board of Directors of the Company during any two year period not approved by at least two-thirds of the members of the Board of Directors who were members at the beginning of the two year period.


Stock Options

    Stock options granted under the 1995 Plan intended to qualify for special tax treatment under Section 422 of the Internal Revenue Code of 1986 ("Code") are referred to as "Incentive Stock Options," and options not intended to so qualify are referred to as "Non-Qualified Stock Options." The option price per Share in the case of Non-Qualified Stock Options shall be the fair market value of the Shares on the date the option is granted. Except as provided in the following paragraph, the per Share option price in the case of Incentive Stock Options shall be no less than the fair market value of the Shares on the date the option is granted.

    The other terms of options shall be determined by the Committee, and, in the case of options intended to qualify as Incentive Stock Options, such terms shall meet all requirements of Section 422 of the Code.

    Payment for shares purchased pursuant to the exercise of options may be made either (i) in cash, or (ii) with the consent of the Committee, (a) by exchanging shares of the Company's Common Stock having an aggregate fair market value equal to the cash exercise price of the option being exercised, (b) in other property or (c) by any combination of the foregoing.

Stock Appreciation Rights

    The Committee may grant Stock Appreciation Rights. A Stock Appreciation Right is the right to receive an amount equal to the appreciation, if any, in the fair market value of a Share from the date of grant to the date of payment. Payment shall be made in cash, in Shares or in any combination thereof, as determined by the Committee.

    The Committee may grant Stock Appreciation Rights to an employee in tandem with a stock option, in which case the exercise of the option shall cause a correlative reduction in Stock Appreciation Rights then standing to a participant's credit which were granted in tandem with the option, and the payment of a Stock Appreciation Right shall cause a correlative reduction in Shares under such option.


Restricted Stock Awards

    The Committee may grant Shares of Restricted Stock at no cost. Such Shares shall be issued and delivered at the time of the grant but shall be subject to forfeiture until those conditions set forth in the Restricted Stock Agreement are satisfied. Stock certificates representing Shares of Restricted Stock shall bear a legend referring to the 1995 Plan, noting the risk of forfeiture of the Shares and stating that such Shares are nontransferable until all restrictions have been satisfied. As of the date Restricted Stock is granted, the grantee shall be entitled to full voting and dividend rights with respect to all Shares of such stock.


Performance Shares

    The Committee may grant awards of Performance Shares, which represent the right to receive Common Stock or cash equal to the fair market value of the Shares at a future date in accordance with the terms of such grant. Generally, such right shall be based upon the attainment of targeted profit and/or other performance objective.


Other Stock-Based Awards

    The Committee may grant other stock-based awards at such time, in such amounts and subject to such terms and conditions as it deems appropriate.


Federal Income Tax Consequences

    The following is a summary of the Federal income tax consequences of the 1995 Plan, based upon the Company's understanding of current income tax laws, regulations and rulings. Any time a distribution is made under the 1995 Plan, whether in cash or in Shares of stock, the Company may withhold from such payment any amount necessary to satisfy Federal, state and local income tax withholding requirements with respect to the distribution. Such withholding may be in cash or in Shares.

  Incentive Stock Options

    Subject to the effect of the Alternative Minimum Tax, discussed below, an optionee does not recognize income on the grant of an Incentive Stock Option. If an optionee exercises an Incentive Stock Option in accordance with the terms of the option and does not dispose of the Shares acquired within two years from the date of the grant of the option nor within one year from the date of exercise, the optionee will not realize any income by reason of the exercise and the Company will be allowed no deduction by reason of the grant or exercise. The optionee's basis in the Shares acquired upon exercise will be the amount paid upon exercise. (See the discussion below for the tax consequences of the exercise of an option with stock already owned by optionee.) If the optionee holds the Shares as a capital asset at the time of sale or other disposition of the Shares, his gain or loss, if any, recognized on the sale or other disposition will be capital gain or loss. The amount of his gain or loss will be the difference between the amount realized on the disposition of the Shares and his basis in the Shares.

    If an optionee disposes of the Shares within two years from the date of grant of the option or within one year from the date of exercise (an "Early Disposition"), the optionee will realize ordinary income at the time of such Early Disposition which will equal the excess, if any, of the lesser of (i) the amount realized on the Early Disposition or (ii) the fair market value of the Shares on the date of exercise, over the optionee's basis in the Shares. The Company will be entitled to a deduction in an amount equal to such income. The excess, if any, of the amount realized on the Early Disposition of such Shares over the fair market value of the Shares on the date of exercise will be long-term or short-term capital gain, depending upon the holding period of the Shares, provided the optionee holds the Shares as a capital asset at the time of Early Disposition. If an optionee disposes of such Shares for less than his basis in the Shares, the difference between the amount realized and his basis will be long-term or short-term capital loss, depending upon the holding period of the Shares, provided the optionee holds the Shares as a capital asset at the time of disposition.

    The excess of the fair market value of the Shares at the time the Incentive Stock Option is exercised over the exercise price for the Shares is an item of tax preference.


  Non-Qualified Stock Options

    Non-Qualified Stock Options do not qualify for the special tax treatment accorded to Incentive Stock Options under the Code. Although an optionee does not recognize income at the time of the grant of the option, he recognizes ordinary income upon the exercise of a Non-Qualified Option in an amount equal to the difference between the fair market value of the stock on the date of exercise of the option and the amount of cash paid for the stock.

    As a result of the Optionee's exercise of a Non-Qualified Stock Option, the Company will be entitled to deduct as compensation an amount equal to the amount included in the optionee's gross income. The Company's deduction will be taken in the Company's taxable year in which the option is exercised.

    The excess of the fair market value of the stock on the date of exercise of a Non-Qualified Stock Option over the exercise price is not an item of "tax preference" as such term is used in the Code.

  Stock Appreciation Rights

    Recipients of Stock Appreciation Rights do not recognize income upon the grant of such an award. When a participant elects to receive payment under a Stock Appreciation Right, he or she will recognize ordinary income in an amount equal to the cash and fair market value of Shares received and the Company is entitled to a deduction equal to such amount.


  Payment in Shares

    If the optionee exercises an option and surrenders stock already owned by him ("Old Shares"), the following rules apply:

    1. To the extent the number of Shares acquired ("New Shares") exceeds the number of Old Shares exchanged, the optionee will recognize ordinary income on the receipt of such additional Shares (provided the option is not an Incentive Stock Option) in an amount equal to the fair market value of such additional Shares less any cash paid for them and the Company will be entitled to a deduction in an amount equal to such income. The basis of such additional Shares will be equal to the fair market value of such Shares (or, in the case of an Incentive Stock Option, the cash, if any, paid for the additional Shares) on the date of exercise and the holding period for such additional Shares will commence on the date the option is exercised.

    2. Except as provided below, to the extent the number of New Shares acquired does not exceed the number of Old Shares exchanged, no gain or loss will be recognized on such exchange, the basis of the New Shares received will be equal to the basis of the Old Shares surrendered, and the holding period of the New Shares received will include the holding period of the Old Shares surrendered. However, it is believed that, if the optionee exercises an Incentive Stock Option by surrendering Old Shares, then, for purposes of determining whether there has been an early disposition of the New Shares and the amount of ordinary income on any such Early Disposition, the holding period for the New Shares will begin on the date the New Shares are transferred to the optionee, and the Optionee will be deemed to have disposed of the New Shares with the lowest basis first. If the optionee exercises an Incentive Stock Option by surrendering Old Shares which were acquired through the exercise of an Incentive Stock Option, and if the surrender occurs prior to the expiration of the holding period applicable to Incentive Stock Options, the surrender will be deemed to be an Early Disposition of the Old Shares. The federal income tax consequences of an Early Disposition are discussed above.

    3. If the Old Shares surrendered were acquired by the optionee by exercise of an Incentive Stock Option, then, except as provided in 2 above, the exchange will not constitute an Early Disposition of the Old Shares.

    4. Based upon prior rulings of the Internal Revenue Service in analogous areas, it is believed that if an optionee exercises an Incentive Stock Option and surrenders Old Shares and if he disposes of the New Shares received upon exercise within two years from the date of the grant of the option or within one year from the date of exercise, the following tax consequences would result:

         (i) To the extent the number of New Shares received upon exercise does not exceed the number of Old Shares surrendered, the disposition of the New Shares will not constitute an Early Disposition (unless the disposition is a surrender of the New Shares in the exercise of an Incentive Stock Option).

         (ii) The disposition of the New Shares will constitute an Early Disposition to the extent the number of New Shares received upon exercise and disposed of exceeds the number of Old Shares surrendered.


  Payment in Cancellation of Stock Option

    If the Committee authorized payment in cancellation of a Shares option, the optionee will recognize income equal to the amount of any such cash received and the fair market value of any Shares received. The optionee's holding period for such Shares would begin on the date he receives the Shares.

    The Company will be entitled to deduct as compensation the amount includible in the optionee's gross income as a result of the payment. The Company's deduction will be taken in its taxable year in which the payment is made.

    The optionee's basis in the Shares is equal to the amount includible in his gross income as a result of the payment in Shares.

    If the Shares so acquired are later sold or exchanged, the difference between the sales price and the optionee's basis in the Shares is taxable as long-term or short-term capital gain or loss depending upon the holding period of the Shares, provided the optionee holds the Shares as a capital asset at the time of disposition.


  Restricted Stock; Performance Shares

    Grantees of Restricted Stock and Performance Shares do not recognize income at the time of the grant of such Shares. However, when Shares of Restricted Stock become free from any restrictions or when Performance Shares are paid, grantees recognize ordinary income in an amount equal to the fair market value of the Shares on the date all restrictions are satisfied.


  Taxation of Preference Items

    Section 55 of the Code imposes an Alternative Minimum Tax equal to the excess, if any, of (i) 21% of the optionee's "alternative minimum taxable income" over (ii) his "regular" federal income tax. Alternative minimum taxable income is determined by adding the optionee's Stock Option Preference and any other items of tax preference to the optionee's adjusted gross income and then subtracting certain allowable deductions and an exemption amount. At this date, the exemption amount is $30,000 for single taxpayers, $40,000 for married taxpayers filing jointly and $20,000 for married taxpayers filing separately. However, these exemption amounts are phased out beginning at certain levels of alternative minimum taxable income.

  Change of Control

    If there is an acceleration of the vesting or payment of benefits and/or an acceleration of the exercisability of stock options upon a Change of Control, all or a portion of the accelerated benefits may constitute "Excess Parachute Payments" under Section 280G of the Code. The employee receiving an Excess Parachute Payment incurs an excise tax of 20% of the amount of the payment in excess of the employee's average annual compensation over the five calendar years preceding the year of the Change of Control, and the Company is not entitled to a deduction for such payment.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR APPROVAL OF THE 1995 FLEXIBLE STOCK PLAN.


                      RATIFICATION OF SELECTION OF AUDITORS

                                 Proposal No. 4

    The Board of Directors has selected the accounting firm of BDO Seidman as the Company's independent public accountants for its fiscal year ending December 29, 1995. Stockholder ratification of the selection is not required under the laws of the State of Delaware, but the Board has nevertheless decided to ascertain the views of stockholders in this regard. If the selection of such firm is not ratified at the meeting, the Board will consider the selection of other auditors.

    One or more representatives of BDO Seidman are expected to be present at the meeting and will have the opportunity to make a statement if they desire to do so. In addition, they will be available to respond to appropriate questions from stockholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE SELECTION OF BDO SEIDMAN AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS FOR ITS FISCAL YEAR ENDED DECEMBER 29, 1995.


                                  OTHER MATTERS

    As of the date hereof, the Board of Directors know of no other matters which are likely to be presented for consideration at the meeting. However, in the event any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote said proxy in accordance with their best judgment.


                              STOCKHOLDER PROPOSALS

    All proposals of stockholders of the Company intended to be presented at the 1995 Annual Meeting of Stockholders must be received by the Company no later than January 14, 1996, in order to be included in the Company's Proxy Statement and form of proxy relating to that meeting.

                                      By Order of the Board of Directors,

                                      David W. Forman
                                      Secretary
May 15, 1994

    A copy of the Company's Annual Report on Form 10-K (as amended) for its fiscal year ended December 30, 1994, filed with the Securities and Exchange Commission is available without charge to those stockholders who wish more detailed information concerning the Company. The exhibits to the Form 10-K will also be furnished to any stockholder who so requests and pays a fee equal to the Company's reasonable expenses in furnishing such exhibits. If you wish a copy of the Form 10-K, the exhibits or both, please write to David W. Forman, Secretary of the Company, at 471 Spencer Drive, West Palm Beach, Florida 33409.

                                                                     APPENDIX A
                                  FORM OF PROXY

                                     [FRONT]

                                   HEARx LTD.

                    PROXY SOLICITED BY THE BOARD OF DIRECTORS
                                     for the
                   Annual Meeting To Be Held On June 16, 1995

The undersigned stockholder(s) of HEARx Ltd. ("Company") hereby appoint(s)
Paul A. Brown, M.D., Stephen J. Hansbrough and David W. Forman, and each of them, proxies with full power to vote all shares which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company to be held at the HEARx Center, 9960 N. Central Park Boulevard, Third Floor, Boca Raton, Florida 33428, on Friday, June 16, 1995, at 2:00 P.M., Eastern Time, and at any and all adjournments thereof, on the following matters:

    1.   The election of the following nominees as directors of the Company:
         Paul A. Brown, M.D., Thomas W. Archibald, Fred N. Gerard, Esq. and David J. McLachlan.

         [ ] FOR all nominees as a group

         [ ] WITHHOLD authority to vote for all nominees as a group

    YOU MAY WITHHOLD AUTHORITY TO VOTE FOR ANY NOMINEE(S) BY LINING THROUGH OR OTHERWISE STRIKING OUT THE NAME OF SUCH NOMINEE(S).

    2. [ ] FOR or [ ] AGAINST or [ ] ABSTAIN with respect to increasing the number of shares of authorized common stock as specified in the Proxy Statement.

    3. [ ]FOR or [ ] AGAINST or [ ] ABSTAIN with respect to adoption of the HEARx Ltd. 1995 Flexible Stock Plan.

    4. [ ] FOR or [ ] AGAINST or [ ] ABSTAIN with respect to the ratification of the selection of the auditors referred to in the Proxy Statement.

    5. The transaction of such other business as may properly come before the meeting and any and all adjournments thereof.

                (Continued and to be SIGNED on the reverse side)

                                     [BACK]

THE SHARES REPRESENTED HEREBY WILL BE VOTED IN ACCORDANCE WITH THE STOCKHOLDER'S DIRECTIONS HEREIN, BUT WHERE NO DIRECTIONS ARE INDICATED, SAID SHARES WILL BE VOTED FOR THE ELECTION AS DIRECTORS OF THE NOMINEES LISTED ON REVERSE SIDE, FOR THE PROPOSAL TO INCREASE THE AUTHORIZED CAPITAL STOCK OF THE COMPANY, FOR APPROVAL OF THE 1995 FLEXIBLE STOCK PLAN, FOR THE RATIFICATION OF THE SELECTION OF THE AUDITORS, AND, IN THE DISCRETION OF THE PROXIES, ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING, ALL IN ACCORDANCE WITH THE COMPANY'S PROXY STATEMENT, RECEIPT OF WHICH IS HEREBY ACKNOWLEDGED.

                         Dated:   _______________________________________, 1995

                                  _____________________________________________

                                  _____________________________________________
                                          Signature(s) of Stockholder(s)

                                  (Please sign exactly as your name(s)
                                  appear(s) hereon. Joint holders must each sign. Persons signing as executors, administrators, trustee, guardians, etc. will please so indicate when signing.)

                                  PLEASE DATE, SIGN AND MAIL THIS PROXY
                                  PROMPTLY IN THE ENCLOSED REPLY ENVELOPE.